EXHIBIT 10.9
PARTICIPATION RIGHTS AGREEMENT
     This PARTICIPATION RIGHTS AGREEMENT (this “Agreement”) is dated as of                     , 2008 by and between HERITAGE-CRYSTAL CLEAN, INC., a Delaware corporation (the “Company”) and THE HERITAGE GROUP, an Indiana general partnership (“THG”).
RECITALS:
     WHEREAS, THG is one of the founding members of Heritage-Crystal Clean, LLC (the Company’s predecessor in interest);
     WHEREAS, it is a condition to THG’s consent to the Company’s initial public offering (the “IPO”) that the Company grant THG certain participating rights with respect to Future Offerings (as hereinafter defined); and
     WHEREAS, on the date hereof, the Company completed its IPO with respect to the Company’s common stock, $0.01 par value per share (the “Common Stock”).
     NOW THEREFORE, the Company and THG hereby agree as follows:
ARTICLE I
THG’S REPRESENTATIONS AND WARRANTIES
     THG represents and warrants to the Company, as of the date hereof and as of the date of each Future Closing, that:
     1.1 Organization and Qualification. THG is an Indiana general partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to perform its obligations under this Agreement.
     1.2 Authorization; Enforcement. This Agreement and the consummation of the transactions contemplated hereby (and each Future Closing) have been (or will be) duly and validly authorized by, and duly executed and delivered on behalf of, THG. This Agreement constitutes the valid and binding agreement of THG enforceable in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity).
     1.3 No Conflicts. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respect any provisions of: (A) any law, rule, ordinance or regulation of any governmental authority, or any judgment, order, writ, decree, permit or license of any governmental authority, to which THG may be subject or bound; or (B) any contract, agreement, commitment or instrument to which THG is a party or by which THG is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the partnership agreement (or other organizational or constitutional documents) of THG; (iii) require any notification to, filing with, or consent of, any person or governmental authority; or (iv) give rise to any right of termination, cancellation or acceleration of any right or obligation of THG or any other person.
     1.4 Securities Matters. In connection with the Company’s compliance with applicable securities laws:
          (a) THG understands that certain Equity Securities sold to THG at a Future Closing under this Agreement may be offered and sold to THG in reliance upon specific exemptions from the registration requirements of United States and state securities laws (an “Exempt Offering”) and that, in each Exempt Offering, the Company will rely upon the truth and accuracy of, and THG’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of THG set forth in Sections 1.4 and 1.5 hereof in order to determine the availability of such exemption and the eligibility of THG to acquire such Equity Securities. For purposes of this Agreement, “Equity Securities” means any equity securities of the Company that are not Exempted Securities (as hereinafter defined), including, without limitation, Common Stock, any other class or series of capital stock, and options, warrants and other securities convertible and/or exercisable into Common Stock or any other class or series of capital stock.
          (b) Any Equity Securities purchased by THG in an Exempt Offering will be purchased by THG for its own account, not as a nominee or agent, for investment purposes and not with a present view towards resale, except pursuant to sales exempted from registration under the Securities Act of 1933, as amended (the “1933 Act”), or registered under the 1933 Act.
          (c) THG is and, if required in order for THG to be able to participate in an Exempt Offering, will be as of the date it purchases Equity Securities in an Exempt Offering, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Equity Securities. THG understands that its investment in Equity Securities issued in an Exempt Offering involves a significant degree of risk. THG understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Equity Securities.
     1.5 Restrictions on Transfer. THG understands that any Equity Securities issued in an Exempt Offering will not be registered under the 1933 Act or any applicable state securities laws. THG may be required to hold the Equity Securities issued in an Exempt Offering indefinitely and such Equity Securities may not be transferred unless (i) such Equity Securities are sold pursuant to an effective registration statement under the 1933 Act, which the Company may or may not choose to file with the United States Securities and Exchange Commission in its sole discretion, or (ii) THG shall have delivered to the Company an opinion of counsel to the effect that such Equity Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the

Company. THG understands that until the earlier of (x) such time as the resale of any Equity Securities issued in an Exempt Offering has been registered under the 1933 Act, or (y) the holding period for such Equity Securities set forth in Rule 144 under the 1933 Act as in effect from time to time has expired, certificates evidencing such Equity Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Equity Securities):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.”
     1.6 Registered Offerings. The provisions of Sections 1.4 and 1.5 shall not apply to any Equity Securities that are or are to be offered and sold to THG pursuant to an effective registration statement under the 1933 Act.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to THG as of the date hereof that:
     2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with corporate power and authority to own, lease, use and operate its properties and to carry on its business as now operated and conducted.
     2.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company. This Agreement will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity).
ARTICLE III
PARTICIPATION IN FUTURE ISSUANCES
     3.1 Participation Rights. THG shall have the right, but not the obligation, during the Term to participate in any future offerings of Equity Securities for cash consideration, other than offerings of Exempted Securities (as hereinafter defined), for the same purchase price and payment terms as are offered to other offerees in any such future offerings and in accordance with the terms and conditions of this Agreement (collectively, the “Future Offerings,” and THG’s right to participate in each such Future Offering, the “THG Participation Right”).
     3.2 Future Offering Notice. The Company agrees that during the Term, the Company will not complete a Future Offering unless it shall have first delivered to THG written notice (the “Future Offering Notice”) of its intent to complete a Future Offering no less than ten (10) business days prior to the date of such anticipated Future Closing. The Future Offering Notice shall provide the following information, to the extent such information is known at the time of delivery of the Future Offering Notice: (i) the number of such new securities to be offered, (ii) the anticipated price and terms, if any, upon which the Company proposes to offer such securities (which shall be the same price and payment terms as the Company proposes to offer to other offerees in such Future Offering), and (iii) the number of Equity Securities that the THG Participation Right entitles THG to purchase with respect to such Future Offering.
     3.3 Exercise. THG may exercise its THG Participation Right, contingent upon the occurrence of the Future Closing, by delivering written notice to the Company within five (5) business days after THG’s receipt of a Future Offering Notice. THG may elect to purchase, at the per share price and on the terms specified in the Future Offering Notice or that is paid by the other purchasers of the Future Offering, up to that number of Equity Securities (with respect to each Future Offering, the “Shares”) that bears a proportion to the total number of Equity Securities included in the Future Offering equal to the proportion that,
          (a) the number of shares of Common Stock held by THG immediately prior to the date of delivery of the applicable Future Offering Notice (assuming full conversion and/or exercise, as applicable, of all Equity Securities convertible into and/or exercisable for Common Stock), plus the number of votes entitled to be cast in the election of directors with respect to all other classes of capital stock held by THG immediately prior to the date of delivery of the applicable Future Offering Notice (assuming full conversion exercise, as applicable, of all Equity Securities convertible into and/or exercisable for such class of capital stock) (in all cases counted without duplication) bears to
          (b) the total number of shares of Common Stock then issued and outstanding immediately prior to the date of delivery of the applicable Future Offering Notice (assuming full conversion and/or exercise, as applicable, of all Equity Securities convertible into and/or exercisable for Common Stock), plus the number of votes entitled to be cast in the election of directors with respect to all other classes of capital stock then issued and outstanding (assuming full conversion or exercise, as applicable, of all Equity Securities convertible into and/or exercisable for such class of capital stock).
     3.4 Future Closings. The exercise of the THG Participation Right shall be contingent upon, and contemporaneous with, the consummation of such Future Offering (the consummation of each such Future Offering, a “Future Closing”) by the Company. For purposes of clarity, the Company may, without penalty, discontinue any Future Offering prior to the Future Closing. In connection with each Future Closing, THG (if it exercises the THG Participation Right in accordance with Section 3.3) shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company and customary in similar offerings of securities, and in form reasonably satisfactory to THG, to effectuate such Future Closing, together with payment of the purchase price for the Shares being purchased by THG in such Future Closing, and the Company shall promptly issue to THG the Shares purchased thereby.
     3.5 Exempted Securities. The THG Participation Right shall not apply to future offerings of securities that are not conducted to raise or obtain equity capital or cash, including, without limitation, any of the following types of securities issued or deemed to be issued, including in each case shares underlying (directly or indirectly) any such Equity Securities (collectively, the “Exempted Securities”):
          (a) Equity Securities issued by reason of a dividend, stock split, split-up, reorganization or other distribution on shares of Common Stock or any other outstanding Equity Securities, provided that, in each such case, all holders of Common Stock or such outstanding Equity Securities (including, in each case, THG) receive equal treatment;
          (b) Equity Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a compensation or employee benefit plan, agreement or arrangement approved by the Board of Directors of the Company;
          (c) Equity Securities actually issued upon the exercise of options or warrants and Equity Securities actually issued upon the conversion or exchange of convertible Equity Securities, in each case provided such issuance, exercise, exchange or conversion is pursuant to the terms of such option, warrant or convertible Equity Security, and, in each case, provided further that such options, warrants or convertible securities are either outstanding on the date of this Agreement or are Exempted Securities issued after the date of this Agreement;
          (d) Equity Securities issued pursuant to the acquisition of another company or product line by the Company by license, merger, purchase of all or substantially all of the assets of a person or entity or other reorganization, provided, that such issuances are approved by the Board of Directors of the Company; or
          (e) Equity Securities issued in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash).
ARTICLE IV
CONDITIONS TO THE COMPANY’S OBLIGATION
     The obligation of the Company hereunder to issue and sell the Shares to THG at a Future Closing is subject to the satisfaction, at or before the closing date of each Future Closing (each, a “Future Closing Date”), of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:
     4.1 Delivery of Transaction Documents. THG shall have executed and delivered a purchase agreement for the Shares in form satisfactory to the Company and THG and in substantially the same form as required to be executed and delivered by others in connection with the purchase of Equity Securities in the applicable Future Offering.
     4.2 Payment of Purchase Price. THG shall have delivered the Purchase Price in accordance with Section 3.4 above.
     4.3 Representations and Warranties. The applicable representations and warranties of THG made in this Agreement shall be true and correct in all material respects as of the date when made and as of the Future Closing Date as though made at that time, and THG shall have performed, satisfied and complied in all material respects with the applicable covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by THG at or prior to the Future Closing Date.
     4.4 Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the sale of the Shares or the consummation of any of the transactions contemplated by this Agreement.
     4.5 Conflict with Charter. No amendment to the Company’s certificate of incorporation shall have been adopted that prohibits the Company from granting or maintaining participating or pre-emptive rights with respect to the Common Stock or other securities of the Company.
ARTICLE V
GOVERNING LAW; MISCELLANEOUS
     5.1 Term and Termination. This Agreement becomes effective as of the date of completion of the IPO and continues in effect until the earlier of the date (i) that the Company is no longer registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Term”) and (ii) that the Agreement is deemed terminated in accordance with Section 5.8. In addition, the Term shall automatically expire if THG fails to pay for Shares at a Future Closing after giving notice of the exercise of its THG Participation Right with respect to such Shares.
     5.2 Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in the Northern District of the State of Illinois with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum with respect to such courts in the Northern District of the State of Illinois to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding relating to this Agreement. Nothing herein shall affect any party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with such dispute.
     5.3 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
     5.4 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.
     5.5 Severability. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
     5.6 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersede all previous understandings or agreements between the parties with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement. The provisions of this Agreement may be amended only by a written instrument signed by the Company and THG.
     5.7 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:
Heritage-Crystal Clean, Inc.
2175 Point Boulevard,
Suite 375
Elgin, IL 60123
Telephone: (847) 836-5670
Facsimile: (847) 836-5677
Attention: President
With copy to:
McDermott Will & Emery LLP
227 West Monroe Street
47th Floor
Telephone: (312) 372-2000
Facsimile: (312) 984-2090
Attention: Heidi J. Steele and Mark A. Harris
If to THG:
The Heritage Group
5400 West 86th Street
PO Box 68123
Indianapolis, IN 46268-0213
Telephone: (317) 228-8314
Facsimile: (317) 228-8325
Attention: John Vercruysse
With copy to:
Ice Miller LLP
One American Square, Suite 3100
Indianapolis, IN 46282-0200
Telephone: (317) 236-2289
Facsimile: (317) 592-4666
Attention: Stephen J. Hackman, Esq.
Each party shall provide notice to the other party of any change in address.
     5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. THG shall not assign this Agreement or any of its rights or obligations hereunder, whether by operation of law, merger, sale of all or substantially all of its general partnership interests or otherwise, without the prior written consent of the other parties hereto. This Agreement shall terminate upon any purported assignments by THG not in accordance with this Section 5.8.

     5.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     5.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     5.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     5.12 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.
     5.13 Survival. Any covenant or agreement in this Agreement required to be performed following a Closing Date, shall survive the Closing Date.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

HERITAGE-CRYSTAL CLEAN, INC.

By:

Name:

Title:

THE HERITAGE GROUP

By:

Name:

Title: